                                                                    Exhibit 99.1
Schedule II - Valuation and Qualifying Accounts

                                                                  ADDITIONS           DEDUCTIONS
                                              BEGINNING          CHARGED TO           CHARGED TO         ENDING BALANCE
                                               BALANCE             INCOME               RESERVE
                                           ----------------    ----------------     ----------------     ---------------
Accounts receivable allowances - 1998             $638,000          $2,954,000           $2,534,000          $1,058,000
Accounts receivable allowances - 1997              161,000           2,790,000            2,313,000             638,000
Accounts receivable allowances - 1996               48,000           1,656,000            1,543,000             161,000

                            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We have audited in accordance with generally accepted auditing standards, the financial statements included in Advantage Learning Systems, Inc.'s annual report to shareholders included in this Form 10-K, and have issued our report thereon dated February 2, 1999. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index above are the responsibility of the company's management and are presented for purposes of complying with the Securities and Exchange Commissions rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                     /s/  Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP

     Milwaukee, Wisconsin
     February 2, 1999